                                                               Exhibit 1



                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                          CLC ACQUISITION CORPORATION

                                      AND

                          COINMACH LAUNDRY CORPORATION


                                  DATED AS OF


                                  MAY 12, 2000

                                         TABLE OF CONTENTS
                                         -----------------


                                              ARTICLE I

                                              THE OFFER
  SECTION 1.01  The Offer...................................................................2
  SECTION 1.02  Company Actions.............................................................3
  SECTION 1.03  Directors...................................................................5
  SECTION 1.04  Termination of Voting Agreement.............................................5
  SECTION 1.05  Company Board Approval Under Section 203 of the GCL.........................5

                                             ARTICLE II

                                             THE MERGER


  SECTION 2.01  The Merger..................................................................5
  SECTION 2.02  Effective Time; Closing.....................................................6
  SECTION 2.03  Effects of the Merger.......................................................6
  SECTION 2.04  Certificate of Incorporation and By-Laws of the Surviving Corporation.......6
  SECTION 2.05  Directors...................................................................6
  SECTION 2.06  Officers....................................................................6
  SECTION 2.07  Conversion of Common Shares.................................................7
  SECTION 2.08  Conversion of Purchaser Common Stock........................................7
  SECTION 2.09  Company Options.............................................................7
  SECTION 2.10  Stockholders Meeting........................................................7
  SECTION 2.11  Merger Without Meeting of Stockholders......................................8

                                              ARTICLE III

                              DISSENTING SHARES; PAYMENT FOR COMMON SHARES


  SECTION 3.01  Dissenting Shares...........................................................8
  SECTION 3.02  Payment for Common Shares...................................................9

                                               ARTICLE IV

                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY


  SECTION 4.01  Organization and Qualification; Subsidiaries...............................11
  SECTION 4.02  Certificate of Incorporation and By-Laws...................................11
  SECTION 4.03  Capitalization.............................................................12
  SECTION 4.04  Authority Relative to this Agreement.......................................12
  SECTION 4.05  No Conflict; Required Filings and Consents.................................13
  SECTION 4.06  SEC Reports and Financial Statements.......................................14
  SECTION 4.07  Information................................................................15
  SECTION 4.08  Litigation.................................................................15
  SECTION 4.09  Compliance with Applicable Laws............................................15
  SECTION 4.10  Taxes......................................................................16
  SECTION 4.11  Material Adverse Change....................................................16
  SECTION 4.12  Opinion of Financial Advisor...............................................16
  SECTION 4.13  Brokers....................................................................17
  SECTION 4.14  Insurance..................................................................17

                                               ARTICLE V

                                     REPRESENTATIONS AND WARRANTIES
                                             OF PURCHASER


  SECTION 5.01  Organization and Qualification.............................................17
  SECTION 5.02  Authority Relative to this Agreement.......................................18
  SECTION 5.03  No Conflict; Required Filings and Consents.................................18
  SECTION 5.04  Information................................................................18
  SECTION 5.05  Financing..................................................................19
  SECTION 5.06  Brokers....................................................................19

                                             ARTICLE VI

                                             COVENANTS

  SECTION 6.01  Conduct of Business of the Company.........................................19
  SECTION 6.02  Access to Information......................................................22
  SECTION 6.03  Efforts....................................................................23
  SECTION 6.04  Consents...................................................................24
  SECTION 6.05  Maintenance of Insurance...................................................24
  SECTION 6.06  Public Announcements.......................................................24
  SECTION 6.07  Continuance of Existing Indemnification Rights.............................25
  SECTION 6.08  No Solicitation............................................................26
  SECTION 6.09  Notification of Certain Matters............................................28
  SECTION 6.10  Special Meeting............................................................28
  SECTION 6.11  Disposition of Litigation..................................................28
  SECTION 6.12  State Takeover Laws........................................................29
  SECTION 6.13  Certain Agreements with Management.........................................29

                                           ARTICLE VIII

                                  TERMINATION; AMENDMENTS; WAIVER


  SECTION 8.01  Termination................................................................30
  SECTION 8.02  Effect of Termination......................................................31
  SECTION 8.03  Fees and Expenses..........................................................32
  SECTION 8.04  Assumption of Certain Obligations by the Company...........................32
  SECTION 8.05  Amendment..................................................................32
  SECTION 8.06  Extension; Waiver..........................................................32

                                          ARTICLE IX

                                        MISCELLANEOUS


  SECTION 9.01  Non-Survival of Representations and Warranties.............................33
  SECTION 9.02  Limitation on Warranties...................................................33
  SECTION 9.03  Company Disclosure Statement...............................................33
  SECTION 9.04  Entire Agreement; Assignment...............................................34
  SECTION 9.05  Binding Agreement..........................................................34
  SECTION 9.06  Severability...............................................................34
  SECTION 9.07  Notices....................................................................34
  SECTION 9.08  Governing Law; Jurisdiction................................................36
  SECTION 9.09  Waiver of Jury Trial.......................................................36
  SECTION 9.10  Descriptive Headings.......................................................37
  SECTION 9.11  Construction...............................................................37
  SECTION 9.12  Counterparts...............................................................37
  SECTION 9.13  Parties in Interest........................................................37
  SECTION 9.14  Certain Definitions........................................................37
  SECTION 9.15  Specific Performance.......................................................38
  SECTION 9.16  Company Actions............................................................38

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 12, 2000,
                                    ---------
between CLC Acquisition Corporation, a Delaware corporation (the "Purchaser"),
                                                                  ---------
and Coinmach Laundry Corporation, a Delaware corporation (the "Company").
                                                               -------

     WHEREAS, each of the Board of Directors of Purchaser (the "Purchaser
                                                                ---------
Board") and the Board of Directors of the Company (the "Company Board") have
                                                        -------------
approved the acquisition of the Company by Purchaser on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance of such acquisition, Purchaser proposes to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase up to 100% of all of the shares of issued
                -----
and outstanding Class A common stock, par value $.01 per share (the "Class A
                                                                     -------
Common Stock") and up to 100% of all the shares of issued and outstanding Class
------------
B common stock, par value $.01 per share (the "Class B Common Stock," and,
                                               --------------------
together with the Class A Common Stock, the "Common Shares"), on the date
                                             -------------
hereof, at a price per share of $14.25 (the "Share Offer Price"), net to the
                                             -----------------
selling stockholders in cash without interest thereon, less any requested withholding taxes, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, pursuant to the Merger (as defined), Purchaser shall pay and cash out all vested and unvested options outstanding on the date hereof issued and exercisable at a price per option net to the selling stockholder in cash equal to the difference between the Share Offer Price and the exercise price of such options (the "Option Offer Price");
              ------------------

     WHEREAS, the Company Board has approved the Offer upon the terms and subject to the conditions set forth in this Agreement and resolved and agreed to recommend that stockholders of the Company accept the Offer;

     WHEREAS, the Purchaser Board and the Company Board have, subject to the conditions contained herein, approved the merger of the Purchaser with and into the Company (the "Merger"), as set forth below, in accordance with the General
                  ------
Corporation Law of the State of Delaware (the "GCL") and upon the terms and
                                               ---
subject to the conditions set forth in this Agreement, whereby all issued and outstanding Common Shares not owned directly or indirectly by the Company or the Principal Holders (as defined) will be converted into the right to receive the Share Offer Price in cash;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and certain executive officers of the Company (the "Principal
                                                              ---------
Holders"), have entered into a Rollover Agreement, dated as of the date hereof, in the form of Exhibit A hereto (the "Rollover Agreement"); and
               ----------             ------------------

     WHEREAS, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Purchaser and the Company agree as follows:


                                   ARTICLE I

                                   THE OFFER

      SECTION 1.01 The Offer.
                   ---------

     (a) So long as this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex I hereto (as
     ------------                                     -------
hereinafter provided) shall have occurred, Purchaser shall commence the Offer (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as promptly as practicable after the date hereof,
              ------------
but in any event not later than the tenth business day following the date hereof. The obligation of the Purchaser to accept for payment and pay for Common Shares tendered pursuant to the Offer shall be subject to the Minimum Condition and to the satisfaction or waiver (to the extent permitted by this Agreement) of the other conditions set forth in Annex I hereto (the "Offer
                                                -------              -----
Conditions").  The Share Offer Price shall, subject to applicable withholding of
----------
taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms of the Offer and this Agreement and the satisfaction or waiver (to the extent permitted by this Agreement) of all the conditions of the Offer set forth in Annex I hereto as of the Initial
                                             -------
Expiration Date or any expiration date permitted by the Agreement, Purchaser will accept for payment and pay for all Common Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer. The initial expiration date for the Offer shall be the twenty-fifth business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 14d-2 under the Exchange Act (the "Initial Expiration Date"). Subject to
                                        -----------------------
Section 8.01, if the conditions set forth in Annex I hereto are not satisfied
------------                                 -------
or, to the extent permitted by this Agreement, waived by the Purchaser, as of the Initial Expiration Date (or any subsequently scheduled expiration date), Purchaser may extend the Offer from time to time for the shortest time periods permitted by law and to the extent Purchaser reasonably believes such extensions are necessary until the consummation of the Offer (it being understood that, notwithstanding the satisfaction of the Offer Conditions, the Purchaser shall have the right, but not the obligation, to extend the Offer until the Outside Offer Date).

     (b) As promptly as reasonably practicable, on the commencement date of the Offer, the Purchaser shall file with the Securities and Exchange Commission (the "SEC") a combined Tender Offer Statement and a Schedule 13e-3 Transaction
 ---
Statement on Schedule TO, including all exhibits thereto (together with any supplements or amendments thereto, the "Schedule TO"), with respect to the
                                        -----------
Offer, the Merger and the other transactions contemplated thereby. The Schedule TO shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase") and the forms of the related letter of transmittal and any
 -----------------
related documents (the Schedule TO, the Offer to Purchase and any supplements or amendments thereto, collectively, the "Offer Documents"). The Company and its counsel shall be given an
     ---------------
opportunity to review and comment upon the Offer Documents prior to the filing thereof with the SEC, and Purchaser shall consider such comments in good faith. Purchaser agrees to provide to the Company and its counsel any comments which Purchaser or its counsel may receive from the Staff of the SEC with respect to the Offer Documents promptly after receipt thereof.

     (c) Purchaser shall use its reasonable good faith efforts to ensure that the Offer Documents (i) will comply in all material respects with the provisions of applicable federal securities laws, and (ii) on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Purchaser agrees to correct promptly, and the Company agrees to notify Purchaser promptly as to, any information provided by it for use in the Offer Documents, if and to the extent that such information shall have become false or misleading in any material respect, and the Purchaser further agrees to take all steps reasonably necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case as and to the extent required by applicable federal securities laws.

      SECTION 1.02  Company Actions.
                    ---------------

     (a) Concurrently with commencement of the Offer, the Company shall file with the SEC and mail to the stockholders of the Company a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-
                                                                 ------------
9").

     (b) The Company hereby represents and warrants that (i) a special committee of two independent directors of the Company Board (the "Special Committee") has
                                                        -----------------
recommended that the Company Board approve the Offer and the Merger, and approve and authorize this Agreement, the Rollover Agreement and the other transactions contemplated hereby, and (ii) the Company Board, at a meeting duly called and held, has, based on the recommendation of the Special Committee described in the preceding clause (i), duly adopted resolutions: (A) approving the Offer and the Merger and approving and adopting this Agreement and the Rollover Agreement, (B) determining that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and the Company's stockholders, and (C) recommending that the Company's stockholders accept the Offer and, if approval is required by applicable law, approve the Merger and approve and adopt this Agreement. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board and the recommendation of the Special Committee described in the first sentence of this
Section 1.02(b). The Company shall provide for inclusion in the Offer Documents any information reasonably requested by Purchaser, and to the extent requested by Purchaser, the Company shall cooperate in the preparation of the Offer Documents. The Company further represents and warrants that the Special Committee has been duly authorized and constituted, and at a meeting thereof duly called, determined that this Agreement, the Merger and the Offer are fair to and in the best interests of the stockholders of the Company (other than the Purchaser and its stockholders).

     (c) The Company hereby further represents and warrants that Lazard Freres & Co., LLC (the "Financial Advisor") has delivered to the Company Board its
                 -----------------
written opinion that, as of the date hereof, the Share Offer Price to be received by the holders of the Common Shares pursuant to each of the Offer and the Merger (other than Purchaser or the stockholders of Purchaser) is fair to such holders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described in this Section 1.02(a).
                  ---------------

     (d) To the extent practicable, the Company shall cooperate with Purchaser in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. Purchaser and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. The Company shall use its reasonable good faith efforts to ensure that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws. On the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, the Schedule 14D-9 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Purchaser for inclusion in the Schedule 14D-9. The Company agrees to correct promptly, and Purchaser agrees to notify the Company promptly as to, any information provided by it for use in the Schedule 14D-9, if and to the extent such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to all of the holders of Common Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Purchaser and its counsel in writing any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company agrees to use its reasonable best efforts, after consultation with Purchaser, to respond promptly to all such comments of and requests by the SEC.

     (e) In connection with the Offer, the Company will, at its sole cost and expense, if reasonably requested by Purchaser, promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Common Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including, but not limited to, updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and any other assistance as Purchaser or its agents or representatives may reasonably request in connection with communicating the Offer and the Merger to the record and beneficial holders of the Common Shares.

      SECTION 1.03 Directors.  Subject to compliance with applicable laws,
                   ---------
promptly upon Purchaser's payment for the Common Shares pursuant to the Offer equal to a majority of all Common Shares, and from time to time thereafter through the Effective Time, Purchaser shall be entitled to designate all of the individuals who shall serve as directors on the Company Board, and the Company shall promptly take all actions necessary to cause Purchaser's designees to be so elected, including, seeking the resignations of Mr. Steven G. Cerri, Dr. Arthur B. Laffer or any other present director or increasing the size of the Company Board or both.

      SECTION 1.04 Termination of Voting Agreement.  Purchaser and the Company
                   -------------------------------
agree to the termination, and agree to use their reasonable good faith efforts to cause the other parties thereto to terminate, as of the date Purchaser acquires at least a majority of the outstanding Common Shares, that certain Voting Agreement, dated July 23, 1996, among the Company and certain other parties (the "Voting Agreement").
              ----------------

      SECTION 1.05 Company Board Approval Under Section 203 of the GCL.  On or
                   ---------------------------------------------------
prior to the date hereof, the Company Board and the Special Committee shall have approved each of this Agreement and the Rollover Agreement and taken all other necessary actions under Section 203 of the GCL to cause the transactions contemplated hereby and thereby, and any subsequent transactions of the Company with Purchaser or any of its affiliates and associates (based only on information supplied by Purchaser in writing to the Company or to its counsel in connection with this Agreement or the transactions contemplated hereby), not to be governed by such Section 203 of the GCL or subject thereto.


                                   ARTICLE II

                                   THE MERGER

      SECTION 2.01 The Merger.  Upon the terms and subject to the satisfaction
                   ----------
or waiver of the conditions contained herein, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 2.02) the Purchaser shall be merged with and into the
           ------------
Company. Following the Merger, the separate corporate existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At Purchaser's election, any
                  ---------------------
affiliate or direct or indirect subsidiary of Purchaser may be merged with and into the Company instead of Purchaser. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such an election.

      SECTION 2.02 Effective Time; Closing.  As soon as practicable after the
                   -----------------------
satisfaction or waiver of the conditions set forth in Sections 7.01(a) and (b),
                                                      ----------------     ---
but subject to Sections 2.11 and 7.01(c), the Company shall execute in the
               -------------------------
manner required by the GCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective at such time as such certificate of merger or a certificate of ownership and merger under Section 253 of the GCL is duly filed with the

Secretary of State of the State of Delaware, or such later time as Purchaser and the Company may agree and specify in such certificate (the "Effective Time"). The closing of the Merger (the "Closing") shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 a.m. New York City time on a date as soon as practicable following the date on which the conditions to the Closing (other than those that, by their terms, are to be satisfied at the Closing) have been satisfied or waived, or at such other place, time and date as the parties hereto may agree.

      SECTION 2.03 Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in the GCL.

      SECTION 2.04 Certificate of Incorporation and By-Laws of the Surviving
                   ---------------------------------------------------------
Corporation.
-----------

     (a) The amended and restated certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to conform to the certificate of incorporation of Purchaser, as in effect at the Effective Time, except (1) the name of the Surviving Corporation will remain Coinmach Laundry Corporation,
(2) any provisions in the certificate of incorporation of Purchaser naming the incorporator and/or the initial directors shall not become part of the certificate of incorporation of the Surviving Corporation and (3) as otherwise prohibited by applicable Delaware law.

     (b)  Subject to the provisions of Section 6.01 of this Agreement, the by-
                                       ------------
laws of the Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the terms thereof, the terms of the Surviving Corporation's certificate of incorporation and applicable Delaware law, except that the name of the Surviving Corporation shall remain Coinmach Laundry Corporation.

      SECTION 2.05 Directors.  Subject to applicable law, the directors of the
                   ---------
Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with applicable law and the Surviving Corporation's certificate of incorporation and bylaws.

      SECTION 2.06 Officers.  The officers of the Company immediately prior to
                   --------
the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      SECTION 2.07 Conversion of Common Shares.  At the Effective Time, by
                   ---------------------------
virtue of the Merger and without any action on the part of the stockholders of the Company, each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares held by Purchaser or any wholly-owned subsidiary of Purchaser or held in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 3.01)) shall be
                                                         ------------
converted into the right to receive in cash the Share Offer Price (the "Merger
                                                                        ------
Price") payable to the holder thereof, and in the case of the Options, net of
-----
taxes required by law to be withheld with respect thereto and without interest thereon, upon surrender of the certificate formerly representing such Common Share.

      SECTION 2.08 Conversion of Purchaser Common Stock.  At the Effective Time,
                   ------------------------------------
each share of common stock, par value $0.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      SECTION 2.09 Company Options.  Purchaser and the Company shall take all
                   ---------------
actions necessary so that, immediately prior to the Effective Time, (A) each outstanding option to purchase Common Shares (collectively, the "Options"),
                                                                 -------
including options granted under the Company's Third Amended and Restated Stock Option Plan, as amended (the "Option Plan"), whether or not then exercisable or
                              -----------
vested, shall become fully exercisable and fully vested, (B) each Option which is then outstanding shall be cancelled, and (C) in consideration of such cancellation, and except to the extent that Purchaser and the holder of any such Option otherwise agree, immediately following the Effective Time, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (1) the excess of the Merger Price over the applicable exercise price thereof and (2) the number of Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto). The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Options pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"),
                                                                       ----
or under any provision of state, local or foreign tax law.

      SECTION 2.10 Stockholders' Meeting.
                   ---------------------

     (a) If required by the Company's certificate of incorporation and/or applicable law in order to consummate the Merger, the Company, acting through and at the direction of the Company Board, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following
                            ---------------
     the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action under this Agreement;

          (ii) prepare and file with and use its reasonable best efforts to have cleared by the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Purchaser, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the
     ----------------
     necessary approvals of the Merger and this Agreement by its stockholders;
     and

          (iii)subject to the fiduciary obligations of the Company Board under applicable law as determined in good faith by a majority of the Company Board based on the advice of independent outside legal counsel, (A) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair from a financial point of view to such stockholders and (B) use its reasonable best efforts to obtain the necessary adoption of this Agreement.

     (b) Purchaser agrees that it will vote, or cause to be voted, all of the Common Shares then owned by it or any of its subsidiaries or affiliates in favor of the approval of the Merger and the adoption of this Agreement.

      SECTION 2.11 Merger Without Meeting of Stockholders.  Notwithstanding
                   --------------------------------------
Section 2.10, in the event that Purchaser shall acquire at least 90% of the
------------
outstanding shares of each outstanding class of capital stock of the Company pursuant to the transactions contemplated hereby, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Common Shares by the Purchaser pursuant to the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                  ARTICLE III

                  DISSENTING SHARES; PAYMENT FOR COMMON SHARES

      SECTION 3.01 Dissenting Shares.  Notwithstanding anything in this
                   -----------------
Agreement to the contrary, Common Shares outstanding immediately prior to the Effective Time and held by a holder of Common Shares who has not voted in favor of the Merger or consented thereto in writing and who demands in writing an appraisal for such Common Shares in accordance with Section 262 of the GCL, if such Section 262 provides for appraisal rights for such Common Shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive
         -----------------
the Merger Price as provided in Section 2.07 but shall be entitled to receive
                                ------------
the consideration as shall be determined pursuant to Section 262 of GCL, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the GCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price, if any, to which such holder is entitled, without interest or dividends thereon. The Company shall give Purchaser prompt notice of any demands received by the Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the GCL and received by the Company and, prior to the Effective Time, Purchaser shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

      SECTION 3.02 Payment for Common Shares.
                   -------------------------

     (a) From and after the Effective Time, a bank or trust company designated by Purchaser shall act as paying agent (the "Paying Agent") in effecting the
                                             ------------
payment of the Merger Price in respect of certificates (the "Share
                                                             -----
Certificates") that, prior to the Effective Time, represented Common Shares entitled to payment of the Merger Price pursuant to Section 2.07. At the
                                                    ------------
Effective Time, Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Common Shares shall be entitled at the Effective Time pursuant to Section 2.07.
                                                    -------------

     (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Share Certificates that, immediately prior to the Effective Time, represented Common Shares (other than Share Certificates representing Dissenting Shares and Share Certificates representing Common Shares held by Purchaser or any wholly-owned subsidiary of Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) (i) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Paying Agent and which shall be in such form and have such other provisions as Purchaser may reasonably specify and (ii) instructions for use in surrendering such Share Certificates and receiving the aggregate Merger Price in respect thereof. Upon surrender of each such Share Certificate together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall pay the holder of such Share Certificate the Merger Price multiplied by the number of Common Shares formerly represented by such Share Certificate in consideration therefor, and such Share Certificate shall forthwith be cancelled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Dissenting Shares and Share Certificates representing Common Shares held by Purchaser, any wholly-owned subsidiary of Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Share Certificate formerly representing Common Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price, that the Share Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise be in proper form for transfer and that the person surrendering such Share Certificates shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price, to a person other than the registered holder of the Share Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     (c) Promptly following the date that is six months after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Share Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Share Certificate formerly representing a Common Share shall thereafter look only to the Surviving Corporation (as a general creditor thereof) for payment of its claim for the Merger Price (without any interest or dividends thereon).

     (d)  No Liability.  To the extent permitted by applicable law, none of
          ------------
Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e)  Investment of Merger Price.  The Paying Agent shall invest the Merger
          --------------------------
Price as directed by the Surviving Corporation (within guidelines approved by the Company prior to the Closing Date, which approval shall not be unreasonably withheld). Any interest resulting from such investment shall be paid to the Surviving Corporation.

     (f) Transfer of Common Shares.  After the Effective Time, there shall be no
         -------------------------
registrations of transfers on the stock transfer books of the Surviving Corporation of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in consideration for the payment of the aggregate Merger Price relating thereto, as provided in this
Article III.
-----------

     (g)  No Further Ownership Rights in Common Shares Exchanged For Cash.  All
          ---------------------------------------------------------------
cash paid upon the surrender for exchange of Certificates representing Common Shares in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Common Shares exchanged for cash theretofore represented by such Certificates in accordance with the GCL.

     (h)  Lost Certificates.  If any Certificate shall have been lost, stolen or
          -----------------
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to the Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Price with respect thereto.

     (i) Withholding of Tax.  Purchaser or any of its affiliates shall be
         ------------------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Common Shares such amounts as Purchaser (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Purchaser and paid by Purchaser to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Common Shares in respect of which such deduction and withholding was made by Purchaser.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that, except as set forth in the Company's Form 10-K for the year ended March 31, 1999 and the Company's Form 10-Qs for each of the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999 (collectively, the "Recent SEC Reports") filed with the SEC
                                      ------------------
and except as set forth in the Company Disclosure Statement delivered to Purchaser prior to the execution of this Agreement (the "Company Disclosure
                                                         ------------------
Statement"):
---------

      SECTION 4.01 Organization and Qualification; Subsidiaries.  The Company is
                   --------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary; except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect on the Company" means any change or
                     --------------------------------------
effect that would be materially adverse to the assets, liabilities, business, prospects, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

      SECTION 4.02 Certificate of Incorporation and By-Laws.  The Company has
                   ----------------------------------------
heretofore made available to Purchaser a complete and correct copy of the certificate of incorporation and the by-laws, each as amended to the date hereof, of the Company and its subsidiaries. Such articles of incorporation and by-laws are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or by-laws.

      SECTION 4.03 Capitalization.  The authorized capital stock of the Company
                   --------------
consists of 35,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 20,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). As of the date of this Agreement, the
                ---------------
Company had 12,927,459 shares of Class A Common Stock outstanding and 240,324 shares of Class B Common Stock and no shares of Preferred Stock issued or outstanding. The Company has no shares of capital stock reserved for issuance, except that, as of the date of this Agreement, there were 2,181,971 shares of Class A Common Stock reserved for issuance pursuant to the exercise of Options (of which Options to purchase 1,821,068 shares of Class A Common Stock are outstanding). All the outstanding shares of

Class A Common Stock and Class B Common Stock are, and all shares of Class A Common Stock which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. As of the date hereof, there are no treasury shares, and there are no stock appreciation rights. There are no bonds, debentures, notes or other evidences of indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its
                                      -----------
subsidiaries issued and outstanding. Except as contemplated by (i) this Agreement and (ii) the Company's obligations under the Options, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and except for security interests arising under the Second Amended and Restated Credit Agreement, dated as of March 2, 1998, as amended to date, among the Company, Bankers Trust Company, as Administrative Agent, First Union National Bank, as Syndication Agent, and the banks named therein (the "Credit Agreement"), all such shares of the Company's subsidiaries
              ----------------
are owned by the Company or by another wholly owned subsidiary of the Company and owned in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"). Except for the Voting Agreement, there are no
                       ----
voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries. None of the Company or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

      SECTION 4.04 Authority Relative to this Agreement.  The Company has all
                   ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Common Shares to the extent required by the Company's certificate of incorporation and by applicable law and the filing of appropriate merger documents as required by the GCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. Pursuant to the GCL and the Company's certificate of incorporation and bylaws, the Shares purchased in satisfaction of the Minimum Condition are sufficient to provide the stockholder vote required to consummate the Merger in accordance with the Company's certificate of incorporation and bylaws and
Section 251 of the GCL.

      SECTION 4.05 No Conflict; Required Filings and Consents.
                   ------------------------------------------

     (a) None of the execution, delivery of and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in a violation of any provision of the certificate of incorporation or by-laws of the Company, as amended, or the applicable organizational documents of any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment, writ or decree of any governmental authority applicable to the Company or any of its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under (any of the foregoing referred to in clause (ii) or this clause
                                                    -----------         ------
(iii) being a "Violation"), any loan and credit agreement, note, bond, mortgage,
-----          ---------
indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, except, in the case of clauses
                                                                       -------
(ii) and (iii), for any such Violations which would not reasonably be expected
--------------
to have a Material Adverse Effect on the Company.

     (b) None of the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative,
--------
governmental or regulatory authority, agency, court, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for
                                             -------------------
(i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover statutes, (iv) compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act") and any requirements of any foreign or supranational
              -------
anti-trust laws (as hereinafter defined), and (iv) Consents, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.06 SEC Reports and Financial Statements.
                   ------------------------------------

     (a) The Company has filed with the SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "SEC Reports")
                                                              -----------
required to be filed with the SEC since the date the Company became subject to reporting requirements under the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed (except to the extent revised or superseded by a subsequent filing with the SEC) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets as of March 31, 1999 and 1998 and the related consolidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the year ended March 31, 1999 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
except as otherwise noted therein, including the related notes.

     (c) The consolidated balance sheets and the related statements of income and cash flows (including in each case the related notes thereto) of the Company contained in the Forms 10-Q for the periods ended June 30, 1999, September 30, 1999 and December 31, 1999 included in the SEC Reports (collectively, the "Quarterly Financial Statements") have been prepared in accordance with the
-------------------------------
requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein, including the related notes, provided, that the Quarterly Financial Statements do not reflect full year end adjustments, accruals, reserves and footnotes.

     (d) There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its subsidiaries at March 31, 1999, including the notes thereto, (ii) liabilities disclosed in the Quarterly Financial Statements, (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, and (iv) other liabilities, none of which (without giving effect to the materiality qualifier contained in this Section 2.06(d)) would reasonably be expected to have a
                  ---------------
Material Adverse Effect on the Company.

     (e) The Company has heretofore furnished or made available to Purchaser a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

      SECTION 4.07 Information.  None of the Schedule 14D-9, the Proxy Statement
                   -----------
(except for any information concerning Purchaser and supplied by Purchaser specifically for inclusion therein) nor any of the information concerning the Company supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, or (ii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement and any amendment or supplement to any of the above (the "Other Filings") will, at the respective times filed with
                       -------------
the SEC or other Governmental Entity or first published and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders and at the time of the Special Meeting (as herein defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.08 Litigation.  The Company Disclosure Statement sets forth each
                   ----------
instance in which any of the Company and its subsidiaries or any of their respective properties (a) is subject to any judgment, order, decree, stipulation, injunction, or charge or (b) is a party to or the subject of any material charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or to the Knowledge of the Company, is threatened to be a party to or the subject of any such action, except, in each case, where the judgment, order, decree, stipulation, injunction, charge, complaint, action, suit, proceeding, hearing, or investigation (i) is disclosed in the Company's public filings with the SEC or (ii) would not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.09 Compliance with Applicable Laws.  Neither the Company nor any
                   -------------------------------
of its subsidiaries is in conflict with or in default or violation of (i) any laws, regulations, rules, orders, judgment or decree of any Governmental Entity applicable to it, such subsidiaries or any of their respective properties or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses, authorizations, consents, approvals, and franchises the absence of which would not reasonably be expected to have a Material Adverse Effect on the Company. The business operations of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.10 Taxes.  The Company has timely filed (or caused to be timely
                   -----
filed) all Federal, state, local and foreign income and other tax returns regarding the Company or its subsidiaries required by law to be filed prior to the date of this Agreement, which tax returns are correct and complete in all material respects. The Company and its subsidiaries have paid all

Federal, state, local or foreign income and other taxes that are due and payable (including any interest, penalties or additions to tax that are due with respect thereto) other than taxes that are being contested in good faith and which have been reserved for in accordance with GAAP. No tax return of the Company or its subsidiaries is currently under audit by any taxing authority and no deficiency in the payment of any taxes by the Company or any subsidiary of the Company has been assessed, asserted or, to the Knowledge of the Company, threatened against the Company or any subsidiary of the Company that remains unsettled as of the date of this Agreement. There are currently no outstanding waivers of statutes of limitations with any taxing authority by the Company or the subsidiaries. The Company has not at any time filed a consolidated or combined tax return as a member of an affiliated group (within the meaning of Section 1504 of the Code) other than as a group of which the Company was the parent.

      SECTION 4.11 Material Adverse Change.  Since December 31, 1999, except as
                   -----------------------
contemplated by this Agreement, the Company and its subsidiaries, taken as a whole, have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:
(i) any change in the assets, liabilities, results of operation, financial condition or business of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company; (ii) any condition, event or occurrence which would reasonably be expected to have a Material Adverse Effect on the Company; or (iii) any other action which, if it had been taken after the date hereof, would have required the consent of Purchaser under Section 4.01.
                ------------

      SECTION 4.12 Opinion of Financial Advisor.  The Company has received the
                   ----------------------------
written opinion of the Financial Advisor to the effect that, as of such date, the Share Offer Price to be received by holders of Common Shares pursuant to the Offer is fair to such holders (other than Purchaser or the stockholders of Purchaser) from a financial point of view, a copy of which opinion is attached hereto as Exhibit B. The Company has been authorized by the Financial Advisor
          ---------
to permit the inclusion of such fairness opinion in the Schedule 14D-9 and the Proxy Statement, as necessary or desirable.

      SECTION 4.13 Brokers.  Except for the engagement of the Financial Advisor,
                   -------
none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. True and correct copies of the Company's agreements with the Financial Advisor have been provided to Purchaser prior to the date of this Agreement.

      SECTION 4.14 Insurance.  The Company and its subsidiaries maintain
                   ---------
policies of fire and casualty, liability, workmen's compensation and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in the Company's judgment, reasonable for the assets and properties of the Company and its subsidiaries and as are customary in the Company's industry, and, as of the date of this Agreement, except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     SECTION 4.15 Certain Approvals; Take-Over Laws.  The Company Board has
                  ---------------------------------
taken appropriate action such that, assuming the accuracy of information provided by Purchaser in writing to the Company or to its counsel in connection with this Agreement and the transactions contemplated hereby, the provisions of
Section 203 of the GCL will not apply to any of the transactions contemplated by this Agreement or the Rollover Agreement. No foreign or state takeover law is applicable to the transactions contemplated by this Agreement, including the Offer and the Merger.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     The Purchaser represents and warrants to the Company as follows:

      SECTION 5.01 Organization and Qualification.  Purchaser is a corporation
                   ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not reasonably be expected to have a Material Adverse Effect on Purchaser. The term "Material Adverse Effect on Purchaser", as used in this Agreement,
          ------------------------------------
means any change in or effect on the assets, liabilities, business, prospects, operations or condition (financial or otherwise) of Purchaser or any of its subsidiaries that would reasonably be expected to prevent or materially delay consummation of the Offer or the Merger.

      SECTION 5.02 Authority Relative to this Agreement.  Purchaser has all
                   ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and the Rollover Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the Rollover Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved by the Purchaser Board and no other proceedings on the part of Purchaser are necessary to authorize or approve this Agreement or the Rollover Agreement or to consummate the transactions contemplated hereby. This Agreement and the Rollover Agreement has been duly executed and delivered by each Purchaser and, assuming the due and valid authorization, execution and delivery by the Company and the other parties thereto (other than Purchaser), constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

      SECTION 5.03 No Conflict; Required Filings and Consents.
                   ------------------------------------------

     (a) None of the execution and delivery by Purchaser of this Agreement and the Rollover Agreement, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions contained in this Agreement and the Rollover Agreement will (i) conflict with or violate the organizational documents of Purchaser, (ii) conflict with or violate any law, regulation or order applicable to Purchaser or by which any of its properties or assets may be bound or affected , or (iii) result in a violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any of its properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii), for any such violations which
                          -----------    ------
would not have a Material Adverse Effect on Purchaser.

     (b) None of the execution and delivery by Purchaser of this Agreement or the Rollover Agreement, the consummation by Purchaser of the transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) applicable state takeover and environmental statutes,
(iv) compliance with the HSR Act and any requirements of any foreign or supranational anti-trust laws, and (v) Consents the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Purchaser.

      SECTION 5.04 Information.  Neither the Offer Documents, the Schedule TO
                   -----------
(except, in each case, for any information concerning the Company and supplied by the Company specifically for inclusion therein) nor any of the information concerning Purchaser and supplied or to be supplied by Purchaser specifically for inclusion in (i) the Schedule 14D-9 or (ii) the Proxy Statement, will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.05 Financing.  Purchaser has received and obtained a commitment
                   ---------
letter from GTCR Fund VII, L.P., a true and complete copy of which is attached hereto as Exhibit C, providing for equity capital and sufficient funds to
          ---------
consummate the Offer, the Merger and the transactions contemplated hereby (the "Commitment Letter").
------------------

      SECTION 5.06 Brokers.  Except for Jefferies & Company, Inc., which has
                   -------
been engaged by Purchaser pursuant to that certain engagement letter between Purchaser and Jefferies & Company, Inc. (the "Jefferies Engagement Letter"), a
                                              ---------------------------
true and complete copy of which is attached hereto as Exhibit D, none of
                                                      ---------
Purchaser or any of its subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable.

                                   ARTICLE VI

                                   COVENANTS

      SECTION 6.01 Conduct of Business of the Company.  Except as expressly
                   ----------------------------------
contemplated by this Agreement, or with the prior written consent of Purchaser, or as specified in the Company Disclosure Statement, during the period from the date of this Agreement to the termination of the Offer, the Company will, and will cause each of its subsidiaries to, conduct its operations only in and the Company and its subsidiaries shall not take any action other than in the ordinary course of business consistent with past practice and in compliance with applicable laws (including, but not limited to, Environmental Laws) and will use commercially reasonable efforts, and will cause each of its subsidiaries to use commercially reasonable efforts, to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers, creditors, business partners and other persons with which the Company or any of its subsidiaries has significant business relations. Without limiting the generality of the foregoing and except as otherwise expressly contemplated by this Agreement or the Company Disclosure Statement, the Company will not, and will not permit any of its subsidiaries to, prior to the termination of the Offer, without the prior written consent of Purchaser (which will not be unreasonably withheld or delayed):

          (a) adopt any amendment to its charter or by-laws or comparable organizational documents;

          (b) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, issue, reissue, sell, pledge, dispose of or encumber or authorize the issuance, reissuance, sale, pledge, disposition or encumbrance of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options or other rights of any kind to acquire any convertible securities or capital stock or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock) of the Company or any of its subsidiaries, other than the issuance of shares of Class A Common Stock pursuant to the exercise of Options outstanding on the date hereof or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any of the Company and any of its wholly owned subsidiaries;

          (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (e) except for (i) increases in salary, wages and benefits of officers or employees of the Company or its subsidiaries in the ordinary course of business and in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or its subsidiaries in conjunction with new hires, promotions or other changes in job status in the ordinary course of business for officers and employees whose aggregate cash compensation is equal to or less than $75,000 per annum or (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits payable or to become payable to its directors, officers or key employees (whether from the Company or any of its subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of its subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees (any of the foregoing being an "Employee
                                                                 --------
     Benefit Arrangement"), except in each case to the extent as required by
     -------------------
     applicable law or regulation;

          (f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material assets, (ii) except for borrowings under existing lines of credit in the ordinary course of business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, except for bonuses, advances, capital contributions or investments between any wholly owned subsidiary of the Company and the Company or another wholly owned subsidiary of the Company, (iii) make or start any bid or proposal, or enter into, renew or amend any contract or agreement that could result in a loss or would involve aggregate consideration in excess of $250,000, (iv) authorize any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $500,000 for the Company and its subsidiaries taken as a whole, (v) enter into any transaction, contract or commitment with any affiliate of the Company, except as contemplated by this Agreement, (vi) sell, lease, license to others or dispose of any assets outside the ordinary course of business consistent with past practice which individually or in the aggregate are material to the Company or (vii) modify, amend or terminate its material Company Agreements or waive, release, or assign any material rights or claims;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

          (h) make or change any tax election, make or change any method of accounting with respect to taxes, file any amended tax return or settle or compromise any material tax liability;

          (i) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

          (j) make any change in the key management structure of the Company or any of its subsidiaries, including, without limitation, the hiring of additional officers or the termination of existing officers;

          (k) transfer or grant any rights under, or enter into any settlement regarding, the breach or infringement of, any Company Intellectual Property Rights, or modify any existing rights with respect thereto;

          (l) take any action, including, but not limited to, introducing a new product, reasonably likely to expose the Company to any claim that the Company has violated applicable laws, rules or regulations or any rights of any other person in any material respect;

          (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than any transaction specifically contemplated by this Agreement);

          (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

          (o) enter into any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement; or

          (p) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 6.01(a) through 6.01(o)
                                                ----------------         -------
     or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made in any material respect if such action had then been taken, or would result in any of the conditions set forth in Annex I not being satisfied.

      SECTION 6.02 Access to Information.  From the date hereof until the
                   ---------------------
termination or the consummation of the Offer, the Company will, and will cause its subsidiaries, and each of their respective officers, directors, employees, counsel, advisors, representatives and financing sources (collectively, the "Company Representatives"), to provide Purchaser and its officers, employees,
------------------------
counsel, advisors, representatives and financing sources (collectively, the "Purchaser Representatives") reasonable access (subject, however, to existing
--------------------------
confidentiality and similar non-disclosure obligations and the preservation of attorney-client and work product privileges), during normal business hours and upon reasonable notice, to its officers and employees and to its offices and other facilities and to the books and records of the Company and its subsidiaries, and will permit Purchaser to make inspections of such as Purchaser may reasonably require, and will cause the Company Representatives and the Company's subsidiaries to furnish Purchaser and the Purchaser Representatives to the extent available with such other financial and operating data and other information with respect to the business and operations of the Company and its subsidiaries as Purchaser may from time to time reasonably request. Unless otherwise required by law, Purchaser will, and will cause the Purchaser Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Purchaser or the Purchaser Representatives. No investigation pursuant to this
Section 6.02 shall affect any representations or warranties of the parties
------------
herein or the conditions to the obligations of the parties hereto. In the event of termination of this Agreement for any reason, Purchaser will, and will cause the Purchaser Representatives to, return to the Company or destroy all copies of written information furnished by the Company or any of the Company Representatives to Purchaser or the Purchaser Representatives and destroy such portion of all memoranda, notes and other writings prepared by Purchaser or the Purchaser Representatives based upon or including the information furnished by the Company or any of the Company Representatives to the Purchaser or the Purchaser Representatives (and Purchaser will certify to the Company that such destruction has occurred).

      SECTION 6.03 Efforts.
                   -------

     (a) Subject to the terms and conditions hereof, each party hereto shall use their reasonable good faith efforts to ensure that the conditions set forth in Annex I are satisfied and to consummate and make effective the transactions
   -------
contemplated by the Offer and this Agreement as promptly as practicable in accordance with this Agreement.

     (b) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees, advisers and lenders to provide, all reasonable cooperation in connection with the arrangement of any financing contemplated by the Commitment Letter to be consummated contemporaneous with the Closing in respect of the transactions contemplated by this Agreement, including without limitation, participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and taking such other action as otherwise reasonably requested by Purchaser. The Company will also provide commercially reasonable assistance to the Purchaser in connection with the execution and delivery of any other documentation, as may be requested by Purchaser, necessary to give effect to the transactions contemplated by this Agreement.

     (c) The Company and the Purchaser will as promptly as practicable file with the Federal Trade Commission and the Department of Justice the notification and report forms required for the transactions contemplated hereby and any supplemental information that may be reasonably requested in connection therewith pursuant to the HSR Act, which notification and report forms and supplemental information will comply in all material respects with the requirements of the HSR Act. The Company shall pay all filing fees required with respect to the notification, report and other requirements of the HSR Act.

     (d) If at any time prior to the Effective Time any event or circumstance relating to either the Company or Purchaser or any of their respective subsidiaries, should be discovered by the Company or Purchaser, as the case may be, and which should be set forth in an amendment to the Offer Documents, the Schedule TO, or the Schedule 14D-9, the discovering parties will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional documents, assignments and other instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     (e) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Shares from the NASDAQ National Market System if the listing requirements would no longer be satisfied after the Effective Time; provided, that such delisting shall not be
                                    --------
effective until after the Effective Time.

     (f) Purchaser agrees to use commercially reasonable efforts to promptly satisfy any conditions in the Commitment Letter, and not to waive or amend, or provide any waivers, in respect of the Commitment Letter in a manner which would adversely affect the consummation of the Offer in accordance with this Agreement, including its timing thereof.

      SECTION 6.04 Consents.
                   --------

     (a) Each of the parties will as promptly as practicable (i) make the required filings with, and take all reasonable steps to obtain the required authorizations, approvals, consents and other actions of, any Governmental Entity, (ii) take all reasonable steps (not including the expenditure of money or the payment or delivery of other consideration) to obtain the required consents of other persons with respect to the transactions contemplated hereby and the Rollover Agreement and (iii) use its commercially reasonable efforts to obtain waivers of any breaches, defaults or violations that may be caused by the consummation of the Offer and other transactions contemplated by the Offer, the Rollover Agreement and this Agreement.

     (b) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Purchaser will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Purchaser proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement.

      SECTION 6.05 Maintenance of Insurance.  Each of the Company and its
                   ------------------------
subsidiaries will continue to carry its existing insurance, including, but not limited to, directors and officers insurance, through the Effective Time, and shall not allow any breach, default or cancellation (other than expiration and replacement of policies in the ordinary course of business) of such insurance policies or agreements to occur or exist that would reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 6.06 Public Announcements.  So long as this Agreement is in
                   --------------------
effect, Purchaser and the Company agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with any securities exchange.

      SECTION 6.07 Continuance of Existing Indemnification Rights.
                   ----------------------------------------------

     (a) The Company will, and after the Effective Time, Purchaser agrees that it will cause the Surviving Corporation to, until the expiration of any applicable statutes of limitation, (i) indemnify and hold harmless each present and former director, officer and employee of the Company (collectively, the "Company Indemnified Parties") against any costs or expenses (including
----------------------------
reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not
                            -----
otherwise covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Claims"), arising out of or
                                                ------
pertaining to matters existing or occurring at or prior to the Effective Time, including, in any event, in connection with the Offer, the Merger and this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law, and (ii) keep in effect the provisions in its articles of incorporation and bylaws containing the provisions with respect to exculpation of director and officer liability and indemnification set forth in the articles of incorporation and bylaws of the Company on the date of this Agreement to the fullest extent permitted under applicable law, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the Company Indemnified Parties, without the prior written consent of such persons, except as required by applicable law.

     (b) The Company will, and after the Effective time, Purchaser agrees that it will cause the Surviving Corporation to, use its reasonable best efforts to cause to be maintained in effect for a period of not less than six years from the Effective Time policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time and providing coverage and containing terms and conditions which are no less advantageous than those currently in place, provided, that the
                                                              --------
Surviving Corporation shall not at any time be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof (it being understood that if the Surviving Corporation is unable to obtain the insurance required by this Section 6.07(b), it shall obtain as much
                                      ----------------
comparable insurance as possible for an annual premium equal to such maximum amount).

     (c) Any Company Indemnified Party wishing to claim indemnification under this Section 6.07 after the Effective Time, upon learning of any such claim,
     ------------
action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Company Indemnified Party if such failure does not significantly prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Company Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Company Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense, or counsel for the Company Indemnified Parties advises the Surviving Corporation in writing that there are issues which raise conflicts of interest between the Surviving Corporation and the Company Indemnified Parties, the Company Indemnified Parties may retain counsel reasonably satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Company Indemnified Parties promptly as statements therefor are received; provided, however, that (i) the Surviving Corporation shall be
          --------  -------
obligated pursuant to this paragraph (c) to pay for only one counsel for all Company Indemnified Parties, (ii) the Company Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld; and provided, further, that the Surviving
                                       --------  -------
Corporation shall not have any obligation hereunder to any Company Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Company Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (d) Notwithstanding anything to the contrary in this Section 6.07, at any
                                                          ------------
time that Purchaser and its affiliates (i) cease to control at least a majority of the issued and outstanding Common Shares entitled to be voted at a meeting of stockholders of the Company for the election of directors, and (ii) less than a majority of the Company Board consists of persons designated by Purchaser or its affiliates, the obligations of Purchaser under this Section 6.07 shall
                                                    ------------
terminate.

     (e) This Section 6.07 is intended to be for the benefit of, and shall be
              ------------
enforceable by, each of the Company Indemnified Parties and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a Company Indemnified Party is entitled, whether pursuant to law, contract or otherwise. The Company shall pay all expenses, including reasonable attorneys' fees, that are incurred by any

Company Indemnified Party which is the prevailing party in any action or proceeding to enforce the indemnity and other obligations provided for in this
Section 6.07.
------------

     (f) In the event that the Surviving Corporation or any of its controlling persons or successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purpose of this Section 6.07, proper
                                                       ------------
provision shall be made so that the successors and assigns of the Surviving Corporation or such controlling persons shall succeed to the obligations set forth in this Section 6.07 and none of the actions described in clauses (i) or
              ------------
(ii) shall be taken until such provision is made.

      SECTION 6.08 No Solicitation.  The Company agrees that it shall not (and
                   ---------------
shall not authorize any of its subsidiaries or any of the officers and directors of it or its subsidiaries or its and its subsidiaries' directors, officers, employees, affiliates, agents, advisors and representatives to), directly or indirectly, (a) solicit, initiate or encourage, or take any other action to facilitate (including by way of furnishing information) any Takeover Proposal (as defined herein) or take any other action which may be reasonably expected to lead to any Takeover Proposal, other than the transactions contemplated by this Agreement and the Rollover Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the Offer or the Merger or which would reasonably be expected to adversely affect the benefits to Purchaser of the transactions contemplated hereby, (b) negotiate, explore or otherwise participate in discussions with any person (other than Purchaser or its directors, members, officers, employees, agents and representatives, as applicable), and including any parties with which the Company has previously engaged in discussions or negotiations with respect to any Takeover Proposal or potential Takeover Proposal, or furnish to any person (other than Purchaser or its directors, members, officers, employees, agents and representatives, as applicable) any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Purchaser or its directors, members, officers, employees, agents and representatives, as applicable) to do or seek any of the foregoing or (c) enter into any agreement, arrangement or understanding with respect to, or endorse, any Takeover Proposal; provided,
                                                                  --------
however, that the foregoing shall not prohibit the Company from (i) prior to the
-------
consummation of the Offer (A) furnishing information pursuant to a confidentiality agreement (provided for informational purposes to Purchaser), on terms and conditions customary for similar transactions, concerning the Company and its businesses, properties or assets to a third party who has made an unsolicited bona fide written Takeover Proposal, or (B) engaging in discussions or negotiations with such a third party who has made an unsolicited bona fide written Takeover Proposal which did not otherwise result from a breach of this

Section 6.08 or (ii) following receipt of an unsolicited bona fide written
------------
Takeover Proposal, but prior to consummation of the Offer, failing to make or withdrawing or modifying its recommendation referred to in Section 1.02(a), but,
                                                           ---------------
in each case referred to in the foregoing clauses (i)(B) or (ii), only to the
                                          ----------------------
extent that the Company Board shall have concluded in good faith, on the basis of advice from outside legal counsel and the Company's financial advisors, that
(A) such Takeover Proposal is more favorable to the stockholders of the Company than the transactions contemplated by the Offer and this Agreement (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (B) such Takeover Proposal is not conditioned on obtaining financing (and with respect to which Purchaser has received written evidence, in form and substance reasonably acceptable to Purchaser, of such third party's ability to fully finance its Takeover Proposal) and provides for consideration to stockholders of the Company payable in cash or shares of capital stock that for a period of at least two consecutive years immediately preceding the effective time of the closing of such Takeover Proposal was continuously registered pursuant to an effective registration statement under the Act and listed on a national securities exchange or quoted on the Nasdaq National Market (any such capital stock, "Public Stock") or any combination of
                                          ------------
cash and Public Stock, (C) such Takeover Proposal is for 100% of the Common Shares, and (D) the Company Board's fiduciary duties, as they would exist in the absence of any limitation in this Agreement, would require the Company Board to take such action (any Takeover Proposal satisfying each of the immediately preceding clauses (A), (B), (C) and (D), hereinafter referred to as a "Superior
                                                                       --------
Proposal"); provided, further, that the Company Board shall not take any of the
--------    --------  -------
foregoing actions referred to in clauses (i) and (ii) until after prior written
                                 -----------     ----
notice to Purchaser with respect to such action. After taking any such action, the Company Board shall promptly advise Purchaser with respect to the status thereof as developments arise or as requested by Purchaser. Nothing herein shall prevent the Company Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14D-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer. In addition, if the Company Board receives an unsolicited Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, then the Company shall immediately inform Purchaser orally and in writing of the terms and conditions of such Takeover Proposal and the identity of the person making it and if any Takeover Proposal is in writing, the Company shall immediately deliver a copy thereof to Purchaser. The Company agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.08. As used in
                                                      ------------
this Agreement, "Takeover Proposal" means any proposal or offer from any person
                 -----------------
relating to any acquisition or purchase of assets of, or any equity interest (other than the exercise of outstanding options) in, the Company or any of its subsidiaries, or any tender offer (including a self tender offer) or exchange offer, merger, reorganization, consolidation, business combination, recapitalization, restructuring, spin-off, liquidation, dissolution or similar transaction involving, directly or indirectly, the Company or any of its subsidiaries.

      SECTION 6.09 Notification of Certain Matters.  Purchaser and the Company
                   -------------------------------
shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied, and (b) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, including, but not limited to the Company's obligation to inform the Purchaser of receipt of an unsolicited Takeover Proposal or inquiry pursuant to Section 6.08 hereof; provided, however, that no such notification shall
   ------------         --------  -------
affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 6.10 Special Meeting.  The Company shall take no action to call a
                   ---------------
special meeting of stockholders of the Company without the prior consent of Purchaser unless compelled by legal process, except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.

      SECTION 6.11 Disposition of Litigation.
                   -------------------------

     (a) The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Purchaser.

     (b) The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, subject, in each case, to the fiduciary duties of the Board of Directors of the Company.

      SECTION 6.12 State Takeover Laws.  The Company shall, upon the request of
                   -------------------
the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, including the Offer, the Merger and the Rollover Agreement, of any state or foreign takeover law.

      SECTION 6.13 Certain Agreements with Management.  Neither Purchaser nor
                   ----------------------------------
any of its affiliates shall enter into any agreement, arrangement or understanding that would have the effect of (i) prohibiting any officer of the Company from participating in discussions with any third party at any time during which the Company is permitted to engage (and is so engaging) in such discussions with such third party pursuant to Section 6.08, or (ii) prohibiting
                                              ------------
or preventing any person, at any time after any termination of this Agreement in accordance with its terms, from participating in (as a shareholder, employee, or both) a Superior Proposal.



                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.01 Conditions.  The respective obligations of Purchaser and the
                  ----------
Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a)  Stockholder Approval.  If  required by the GCL, this Agreement
               --------------------
     and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of the Common Shares outstanding pursuant to the requirements of the Company's certificate of incorporation and applicable law.

          (b)  Purchase of Common Shares.  The Purchaser shall have accepted for
               -------------------------
     payment and paid for Common Shares pursuant to the Offer in accordance with the terms hereof.

          (c)  Injunctions; Illegality.  The consummation of the Merger shall
               -----------------------
     not be restrained, enjoined or prohibited by any law, legal requirement, order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger; provided that the party invoking this condition shall have used
                 --------
     their reasonable best efforts to prevent the entry of such order, judgment, decree, injunction or ruling and to appeal as promptly as practicable any such order, judgment, decree, injunction or ruling.


                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

      SECTION 8.01 Termination.  This Agreement may be terminated and the Offer
                   -----------
and Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the stockholders of the Company:

          (a)  by the mutual written consent of Purchaser and the Company;

          (b) by Purchaser or the Company, if there shall be any statute, law, rule or regulation that makes consummation of the Offer or the Merger illegal or prohibited or if any court or other Governmental Entity of competent jurisdiction or located or having jurisdiction within the United States or any country or economic region in which either the Company or the Purchaser, directly or indirectly, has material assets or operations shall have issued, enacted, entered, promulgated or enforced any final order, judgment, decree, injunction, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, judgment, decree, injunction or ruling shall have become nonappealable;

          (c) by the Purchaser or the Company, if (i) the Offer is terminated or withdrawn pursuant to its terms without any Common Shares being purchased thereunder; or (ii) Purchaser shall have failed to pay for Common Shares pursuant to the Offer within 90 days following the date hereof (the "Outside Offer Date"); provided, however, that neither Purchaser nor the
      ------------------    --------  -------
     Company, as the case may be, may terminate the Agreement pursuant to this
     Section 8.01(c) if such termination or withdrawal of the Offer or failure
     ---------------
     to pay for Common Shares pursuant to the Offer has been caused by or results from the failure of such party seeking to terminate the Agreement to perform any of its covenants or agreements contained in this Agreement or a breach of such party's representations and warranties contained in this Agreement;

          (d) by the Company, if (i) the Offer shall not be commenced upon the tenth business day immediately following the day specified in Section 1.01,
                                                                   ------------
     provided, that the failure to so commence has not been caused by and does
     --------
     not result from the failure of the Company to perform any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) Purchaser shall have breached any representation, warranty, covenant or agreement contained in this Agreement, which breach materially adversely affects Purchaser's ability to consummate the Offer, and, with respect to any such breach that is reasonably capable of being cured, which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (iii) Purchaser shall have terminated the Offer, or (iv) prior to the purchase of Common Shares pursuant to the Offer, any person shall have made a bona fide Takeover Proposal that is a Superior Proposal (after taking into account any revised proposal made by Purchaser during the Three-Day Period (as defined in this
     Section 8.01)); provided, however, that (1) such Superior Proposal did not
     ------------    --------  -------
     result from a breach of Section 6.08 above, (2) on the basis of advice from
                             ------------
     outside legal counsel and the Company's financial advisors and acting in good faith, the Company Board or the Special Committee shall have withdrawn its recommendation to the stockholders that the Offer and the Merger is fair and advisable and in the best interests of the Company, and (3) prior to such termination by the Company, the Company Board shall, if requested by Purchaser in connection with a revised proposal made by Purchaser, negotiate in good faith with Purchaser in respect of such revised proposal for not less than three (3) business days (the "Three Day Period"); and
                                                     ----------------
     provided, further, that such termination under this clause (d)(iv) shall
     --------  -------                                   --------------
     not be effective until the Company has reimbursed Purchaser for all of its fees and expenses as required by Section 8.03(b) hereof; or
                                      ---------------

          (e) By Purchaser prior to the purchase of Common Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement which would reasonably be expected to have a Material Adverse Effect on the Company or which would materially adversely affect (or materially delay) the commencement or consummation of the Offer, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which would reasonably be expected to have a Material Adverse Effect on the Company or which would materially adversely affect (or materially delay) the commencement or consummation of the Offer or the Merger, which, in the case of clause (i) or (ii), if such breach is
                                   ----------    ----
     reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires, (iii) the Company shall effect, or enter into any agreement with respect to, a transaction with any person pursuant to any Takeover Proposal (other than Purchaser) or the Company Board has resolved to do so, (iv) the Company Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer or this Agreement or shall have recommended another offer or transaction, or shall have resolved to effect any of the foregoing or (v) the Minimum Condition (as defined in Annex I hereto) shall not have been satisfied by the expiration date of the Offer; or

          (f) by the Company, if the Company enters into a written agreement with respect to a Superior Proposal in accordance with the terms of this Agreement, including, without limitation, payment of all fees and expenses pursuant to Section 8.03 hereof.
                 ------------

      SECTION 8.02 Effect of Termination.  In the event of the termination of
                   ---------------------
this Agreement pursuant to Section 8.01, this Agreement shall forthwith become
                           ------------
void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the last two sentences of
Section 6.02, the provisions of Section 6.08, this Section 8.02, Section 8.03
------------                    ------------       ------------  ------------
and Section 8.04, which shall survive any such termination.  Nothing contained
    ------------
in this Section 8.02 shall relieve any party from liability for any breach of
        ------------
this Agreement.

      SECTION 8.03 Fees and Expenses.
                   -----------------

     (a)  In addition to any amounts payable to the Purchaser pursuant to
Section 8.03(b) below, all Expenses (as hereinafter defined) incurred by the
---------------
parties hereto shall be borne solely and entirely by the Company, and the Company shall without exception, at the request of Purchaser, whether or not the Offer has been withdrawn, terminated or consummated, promptly (but not later than three business days after receipt of written invoices from Purchaser evidencing such Expenses) reimburse Purchaser for all such Expenses; provided that, if the Offer is not consummated, the Company's obligation to reimburse Purchaser's Expenses shall be limited to $1,500,000. As used in this Section
                                                                      -------
8.03, the term "Expenses" means all out-of-pocket fees and expenses actually
----            --------
incurred by Purchaser, whether before or after the execution and delivery of this Agreement, in connection with the transactions contemplated by this Agreement and the Rollover Agreement, including, without limitation, reasonable fees and expenses payable to all banks, investors, investment banking firms and other financial institutions, and their respective agents and counsel, all fees and reasonable expenses of counsel, accountants, experts and consultants to Purchaser and its investors, and, further, including without limitation fees and reasonable expenses of, or incurred in connection with, any litigation or other proceedings to collect the Fee (as hereinafter defined) or any of the fees, costs and expenses described in this sentence.

     (b) In addition to any amounts payable to Purchaser pursuant to Section
                                                                     -------
8.03(a) above, if (i) this Agreement is terminated by the Company pursuant to
-------
Section 8.01(d)(iv) or by Purchaser pursuant to Section 8.01(e) (i), (ii), (iii)
-------------------                             --------------------------------
or (iv),or (ii) the transactions contemplated by this Agreement are not
   ----
consummated through no fault of Purchaser, and the Company, within one (1) year of the termination of this Agreement, enters into a transaction with another person which is the result of a Takeover Proposal (the "Alternate Transaction"),
                                                        ---------------------
then the Company shall pay to Purchaser a fee (the "Fee") in an amount equal to
                                                    ---
$8,000,000 in cash and in immediately
available funds, (A) in the case of clause (i) above, prior to any such termination of this Agreement or (B) in the case of clause (ii) above, upon the consummation of such Alternate Transaction.

      SECTION 8.04 Assumption of Certain Obligations by the Company.
                   ------------------------------------------------
Effective as of the consummation of the Offer, the Company hereby agrees to assume each and every of Purchaser's indemnification obligations under the Jefferies Engagement Letter.

      SECTION 8.05 Amendment.  This Agreement may be amended by the Company and
                   ---------
Purchaser at any time before or after approval of the Merger by the stockholders of the Company, if such approval is required by applicable law, but, after any such approval, no amendment shall be made that requires the approval of the Company's stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.06 Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.01 Non-Survival of Representations and Warranties.  The
                   ----------------------------------------------
representations and warranties made in this Agreement shall not survive the termination of this Agreement or beyond the consummation of the Offer. This
Section 9.01 shall not limit any covenant or agreement of the parties which by
------------
its terms contemplates performance after the Effective Time.

      SECTION 9.02 Limitation on Warranties. The Company makes no
                   ------------------------
representations or warranties with respect to any projections, forecasts or forward-looking information provided to Purchaser. There is no assurance that any projected or forecasted results will be achieved. The Company makes no representations and warranties except for those matters covered by the representations and warranties in Article IV. Purchaser acknowledges that neither the Company, any subsidiary of the Company nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information which is not included in this Agreement.
Without limitation of the foregoing, to the extent that any memoranda or summaries prepared by the Company, any subsidiary of the Company or by any of their respective advisors or representatives regarding the Company, such subsidiaries, or their respective businesses are or have been provided to Purchaser, Purchaser acknowledges and agrees that no representation or warranty is made to Purchaser or any affiliate thereof or any other person as to the completeness or accuracy of such memoranda or summaries.

      SECTION 9.03 Company Disclosure Statement.  No representation or warranty
                   ----------------------------
hereunder shall be deemed to be inaccurate if the actual situation is explicitly disclosed in the specifically referenced section or cross-section of the Company Disclosure Statement. Neither the specification of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Statement hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Statement is or is not material for purposes of this Agreement.

      SECTION 9.04 Entire Agreement; Assignment.
                   ----------------------------

     (a) The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement, the Rollover Agreement (including the documents and the instruments referred to herein and therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

     (b) Neither this Agreement, the Rollover Agreement nor any of the rights, interests or obligations hereunder or thereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may assign all or any of its rights to affiliates with the permission of the Company, which will not be unreasonably withheld; provided, that no such assignment shall relieve the
                          --------
assigning party of its obligations hereunder.

      SECTION 9.05 Binding Agreement.  This Agreement and the Rollover Agreement
                   -----------------
shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and permitted assigns, provided, that, except as
                                                       --------
provided in Section 9.04(b), no party may assign its rights and obligations
            ---------------
under this Agreement without the prior written consent of the other parties.

      SECTION 9.06 Severability.  Any term or provision of this Agreement that
                   ------------
is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      SECTION 9.07 Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

     If to the Purchaser:

          CLC Acquisition Corporation
          6100 Sears Tower
          Chicago, Illinois 60606
          Attention: Bruce V. Rauner
          Facsimile: (312) 382-2200

     with a copy to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, NY 10019
          Attention: Ronald S. Brody, Esq.
          Facsimile: (212) 849-5600

     and

          GTCR Golder Rauner, LLC
          6100 Sears Tower
          Chicago, IL 60606
          Attention: David A. Donnini
          Facsimile: (312) 382-2201

     and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention: Stephen L. Ritchie
          Facsimile: (312) 861-2200

     If to the Company:

          Coinmach Laundry Corporation
          55 Lumber Road
          Roslyn, NY 11576
          Attention: Robert M. Doyle

          Facsimile: (516) 484-1812

     with a copy to:

          Stephen G. Cerri
          7607 Nogales Road
          Scottsdale, AZ 85258
          Facsimile: (480) 607-7454

     and

          Skadden, Arps, Slate, Meagher & Flom
          Four Times Square
          New York, NY 10036
          Attention: Stephen M. Banker, Esq.
          Facsimile: (917) 777-2760

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).



      SECTION 9.08 Governing Law; Jurisdiction.
                   ---------------------------

     (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (b) In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of New York.

      SECTION 9.09 Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES
                   --------------------
THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.09. ------------

      SECTION 9.10 Descriptive Headings.  The descriptive headings herein are
                   --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 9.11 Construction.  The language used in this Agreement will be
                   ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      SECTION 9.12 Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 9.13 Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and, except with respect to Section 6.07 and Section 8.03, nothing in this Agreement, express or implied,
   ------------     ------------
is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 9.14 Certain Definitions.  As used in this Agreement:
                   -------------------

          (a) the term "affiliate", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

          (b) the term "Knowledge" means the actual knowledge, after reasonable inquiry, of the executive officers of the Company, including, without limitation, Mitchell Blatt and Robert M. Doyle;

          (c) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

          (d) the term "subsidiary" or "subsidiaries" means, with respect to any person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      SECTION 9.15 Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 9.16 Company Actions.  Any amendment to, or waiver of, any of the
                   ---------------
provisions of this Agreement, and any other provision hereof which requires the consent or approval of the Company, shall be effective only if approved by an independent committee of the Company Board.


                   *       *       *       *       *       *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                                  COINMACH LAUNDRY CORPORATION



                                                  By:  /s/ Mitchell Blatt
                                                      -----------------------
                                                       Name: Mitchell Blatt
                                                       Title: President



                                                  CLC ACQUISITION CORPORATION



                                                  By:  /s/ Bruce V. Rauner
                                                       ------------------------
                                                       Name: Bruce V. Rauner
                                                       Title: President

                                                                         ANNEX I
                                                                         -------

                                Offer Conditions
                                ----------------

     Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Common Shares promptly after termination or withdrawal of the Offer), pay for any Common Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Common Shares tendered pursuant to the Offer, and may amend or terminate the Offer (whether or not any Common Shares have theretofore been purchased or paid for) to the extent permitted by this Agreement if, (i) there shall not have been tendered and not properly withdrawn prior to expiration of the Offer at least the number of Common Shares that when combined with the Common Shares already owned by Purchaser shall constitute 51% of the then outstanding Common Shares (the "Minimum Condition"), or (ii) at any time on or after the date of this Agreement
------------------
and prior to the acceptance for payment of Common Shares, any of the following conditions occurs or has occurred:

          (a) there shall have been any (i) action, proceeding, application, claim or suit, (ii) order or preliminary or permanent injunction, or (iii) statute, rule, regulation, legislation, interpretation, judgment or order instituted, pending, enacted, entered, enforced, promulgated, amended, issued and continuing and applicable to Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which would reasonably be expected to have the effect of, directly or indirectly: (1) making illegal, or otherwise directly or indirectly restraining or prohibiting or making materially more expensive the making of the Offer, the acceptance for payment of, or payment for the Common Shares by Purchaser or the consummation of any of the transactions contemplated by the Acquisition Agreement; (2) prohibiting or affecting the ownership or operation by the Company or any of its subsidiaries or Purchaser or any of its affiliates of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or any of its affiliates or compelling Purchaser or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of their respective subsidiaries or Purchaser, or any of its affiliates, as a result of the transactions contemplated by the Offer, the Merger or the Acquisition Agreement; (3) imposing or confirming limitations on the ability of Purchaser or any of its affiliates effectively to acquire or hold or to exercise full rights of ownership of Common Shares, including without limitation the right to vote any Common Shares acquired or owned by Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Acquisition Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; (4) requiring divestiture by Purchaser of any Common Shares; or (5) otherwise resulting in a Material Adverse Effect on the Company;

          (b) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, including the Nasdaq National Market System, in the United States, (ii) a material adverse change in or material disruption of conditions in the market for syndicated bank credit facilities or the financial, banking or capital markets generally, including without limitation, a decline of at least 10% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date hereof, (iii) a commencement and continuation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, or (iv) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

          (c) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 5% of the outstanding Common Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Purchaser or its affiliates, or the Principal Holders or any of their respective affiliates (but only with respect to the Common Shares that they beneficially own on the date hereof), or (ii) (A) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser (including by amendment of the Schedule 14D-9) the approval or recommendation of the Offer, the Merger or the Acquisition Agreement, or approved or recommended any Takeover Proposal or any other acquisition of Common Shares other than the Offer or the Merger or shall have resolved to do any of the foregoing, (B) any corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an acquisition transaction pursuant to a Takeover Proposal, or (C) the Company Board or any committee thereof shall have resolved to do any of the foregoing;

          (d) any of the representations and warranties of the Company set forth in the Acquisition Agreement shall not be true and correct, except (i) those representations and warranties that address matters only as of a particular date are true and correct as of such date, and (ii) where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Acquisition Agreement;

          (f) the Acquisition Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

          (g) any waiting periods under the HSR Act applicable to the purchase of Common Shares pursuant to the Offer shall not have expired or been terminated, or any material approval, permit, authorization or consent of any domestic or foreign governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) shall not have been obtained on terms satisfactory to the Purchaser in its reasonable discretion; or

          (h) there shall have occurred any change, condition, event or development that has a Material Adverse Effect on the Company.

     The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such conditions and may be waived by Purchaser in whole or in part at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Acquisition Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     The capitalized terms used in this Annex I shall have the meanings set
                                        -------
forth in the Agreement to which it is annexed, except that the term "Acquisition
                                                                     -----------
Agreement" shall be deemed to refer to the Agreement to which this Annex I is
---------                                                          -------
appended.

                          COMPANY DISCLOSURE STATEMENT


     This is the Company Disclosure Statement referred to in that certain Agreement and Plan of Merger, dated May 12, 2000, between Coinmach Laundry Corporation and CLC Acquisition Corporation (the "Agreement"). Section references in this schedule correspond to the sections of the Agreement. Capitalized terms used herein have the meanings given to such terms in the Agreement.

Section
-------

4.08      No disclosure.




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